Report Name - 10F-3

Fund - Smith Barney High Income Fund

                                Period : 08/01/05 through 01/31/06


                                    ID : 584
                           Issuer Name : Domtar Inc. (08/15/15)
                            Trade Date : 08/02/05
                        Selling Dealer : JP Morgan
                Total Shares Purchased : 2,300,000.00
                        Purchase Price : 99.904
                    % Received by Fund : 0.575%
                        % of Issue (1) : 5.000%
        Other Participant Accounts (2) :      17,700,000.00
                      Issue Amount (2) :     400,000,000.00
          Total Received All Funds (2) :      20,000,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Domtar Inc. (due 8/15/15)
                            Trade Date : 08/02/05
                 Joint/Lead Manager(s) : Citigroup
                                         JP Morgan
                         Co-Manager(s) : None
                         Selling Group : N/A